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03/27/96
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03/27/96


PROXY
PROXY


YOUR PROMPT RESPONSE WILL SAVE THE TRUST THE EXPENSE
               OF ADDITIONAL MAILINGS


  HAWTHORNE INVESTMENT TRUST:  HAWTHORNE BOND FUND
           PROXY SOLICITED BY THE TRUSTEES

     The undersigned, revoking previous proxies, hereby appoint(s) Charles G. Dyer attorneys, with full power of substitution, to vote all Shares of Hawthorne Bond Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders of Hawthorne Sea Fund and Hawthorne
Bond Fund (the "Meeting") to be held at One Lewis
Wharf, Boston, Massachusetts on Monday, April 8,
1996 at 10:00am, and at any adjournment thereof.
This proxy shall be voted on the proposals described in the Proxy Statement as specified in the spaces on the reverse side. Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged.



                         NOTE:      Please sign
                         exactly as your name
                         appears on this Proxy.
                         When signing in a fiduciary
                         capacity, such as executor,
                         administrator, trustee,
                         attorney, guardian, etc.,
                         please so indicate.
                         Corporate and partnership
                         proxies should be signed by
                         an authorized person
                         indicating the person's
                         titles.

                         Date:
                         _________________________,
                         1996



                         Signature(s) Title(s), if
                         applicable

                         PLEASE SIGN, DATE AND
                         RETURN PROMPTLY IN THE
                         ENCLOSED ENVELOPE.


      YOUR PROMPT RESPONSE WILL SAVE THE TRUST
         THE EXPENSE OF ADDITIONAL MAILINGS

Please refer to the Proxy Statement discussion of each of these matters.

IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE
VOTED FOR THE PROPOSALS.

As to any other matter, said attorneys shall vote in accordance with their best judgment. THE TRUSTEES
RECOMMEND VOTING FOR EACH OF THE FOLLOWING:

          To approve new investment management agreement with Morris Asset Management, Inc.:

            FOR
            AGAINST
            ABSTAIN

          To Elect the following four nominee specified below as Trustees: (except as marked below):
          Harry Schroeder, Ellyn Brown, Gerald
     Morris, Leigh A. Wilson.

            FOR ALL NOMINEES (except as marked below)
            WITHOLD authority to vote for all nominees

     INSTRUCTIONS: To withhold authority to vote for any individual nominee(s) write the name(s) of the nominee(s) below.


          To ratify the selection of Anchin, Block &
       Anchin LLP as independent public accountants for the Fund for the fiscal year ending October 31, 1996.

            FOR
            AGAINST
            ABSTAIN

          To approve a new 12b-1 distribution plan.

            FOR
            AGAINST
            ABSTAIN


                 Hawthorne Sea Fund
                 Hawthorne Bond Fund
                      series of
             Hawthorne Investment Trust

                   One Lewis Wharf
             Boston, Massachusetts 02110
                   (617) 227-4800



     Notice of Special Meetings of Shareholders to be Held on April 8, 1996



To the Shareholders:

     Special meetings of the shareholders
of the Hawthorne Sea Fund and the
Hawthorne Bond Fund (each, a "Fund" and, collectively, the "Funds") will be held on April 8, 1996 at 10:00am at One Lewis
Wharf, Boston, MA  02110.  The meetings
will be held for the following purposes:

          1.   To approve a new investment
          management agreement with Morris
          Asset Management, Inc.  No fee
          increase is proposed.

          2.   To elect Board members to
          hold office until their
          successors are duly elected and
          qualified.

          3.   To ratify the selection of
          Anchin, Block & Anchin LLP as
          independent public accountants
          of each Fund for the fiscal year
          ending October 31, 1996.

     4.   To approve a new Rule 12b-1
distribution plan.

          5.   Finally, to transact such
          other business as may properly
          come before the meeting, or any
          adjournment or adjournments
          thereof.

     Shareholders of record as of the
close of business on March 1, 1996 are
entitled to receive notice of, and to vote at, the special meeting of their Fund and any and all adjournments thereof. Your attention is called to the accompanying combined proxy statement. We sincerely hope that you can attend the meeting of your Fund.

                              By Order of
the Board of Trustees


                              Charles G.
Dyer
Boston, Massachusetts
Chairman
March 26, 1996

                      IMPORTANT
You are invited to attend your Special
Meeting.  Whether or not you plan to
attend the Meeting in person, you are
requested to complete, date and sign the enclosed proxy card and return it promptly in the envelope provided, which is addressed for your convenience and requires no postage if mailed in the United States. Your prompt return of the enclosed proxy card may save your Fund the necessity and expense of further solicitations to assure a quorum at the Meeting. A Proxy will not be required for admission to the Meeting.

                 Hawthorne Sea Fund
                 Hawthorne Bond Fund

              COMBINED PROXY STATEMENT





       Special Meetings of Shareholders to be
               Held on April 8, 1996.

     This combined proxy statement is
furnished in connection with a
solicitation of proxies by the Board of
Trustees (the "Board") of Hawthorne
Investment Trust (the "Company") and
relates to the Hawthorne Sea Fund (the
"Sea Fund") and the Hawthorne Bond Fund
(the "Bond Fund" and, collectively with
the Sea Fund, the "Funds") to be used at the Special Meeting of Shareholders of each Fund (the "Meeting") to be held for the purposes set forth in the accompanying
Notice of Special Meetings of
Shareholders. Shareholders of record at the close of business on March 1, 1996
(the "Record Date") are entitled to be
present and to vote at the Meeting, and at any and all adjournments thereof.

     The Funds will request broker-dealer
firms, custodians, nominees and
fiduciaries to forward proxy materials to the beneficial owners of the shares held as of the Record Date. In addition to the solicitation of proxies by mail, officers of the Funds and employees of Hawthorne
Associates, Inc. ("HAI"), without
additional compensation, may solicit
proxies in person or by telephone, and/or the Funds may engage a proxy service firm to assist in the solicitation of proxies.
The costs associated with such
solicitation and the Meeting will be borne by the parties to the Agreement (as defined in Proposal 1 of this combined proxy statement).

     Each Fund share is entitled to one
vote. If the accompanying proxy card is properly executed, returned in time to be voted at the Special Meeting and unrevoked, the shares covered thereby will be voted in accordance with the instructions marked thereon by the shareholder(s). Executed proxies that are unmarked will be voted in favor of all proposals. The proxy holder will vote in his or her discretion upon any other business as may properly come before the Meeting, or any adjournment or adjournments thereof. If the enclosed proxy card is executed and returned, it nevertheless may be revoked by another proxy or by letter or telegram directed to the Company, which must indicate the shareholder's name and account number. To be effective, such revocation must be received prior to the Meeting. In addition, any shareholder who attends a Meeting in person may vote by ballot, thereby canceling any proxy previously given. The Funds have outstanding the number of shares indicated below as of March 1, 1996:

               Bond Fund:     57,540.847
               Sea Fund: 71,630.966

Proxy materials are being mailed to
shareholders of record on or about March
27, 1996.

     Copies of the most recent annual and
semi-annual reports of the Funds,
including financial statements, are
included with your proxy materials as
Exhibit A. Due to the small size of the Funds, and the financial restraints caused by this limitation, most recent financials
(year end 1995) are unavailable at the
time of this solicitation, and assuming
shareholder approval of Proposal 1 such
audited reports will become available and be mailed to each shareholders.

     A majority of the outstanding shares
of a Fund on the Record Date, represented in person or by proxy, must be present to constitute a quorum for the transaction of such Fund's business at the Meeting.

     The affirmative vote of a "majority
of the outstanding voting securities" of a Fund is required for the approval of Proposals 1 and 4. For purposes of this requirement, a "majority of the outstanding voting securities" of a Fund has the meaning assigned to that term in the Investment Company Act of 1940, as amended (the "1940 Act"), i.e. (i) 67% or more of the shares of such Fund present at the Meeting if more than 50% of the outstanding shares of such Fund are represented at the Meeting in person or by proxy, or (ii) more than 50% of the outstanding shares of such Fund, whichever is less. A plurality of the votes cast at the Meeting is required for the election of Board members (Proposal 2) and a majority of the votes cast is required for the ratification of independent accountants (Proposal 3).

     If a quorum is not present at a
Meeting, or if a quorum is present but
sufficient votes to approve any of the
Proposals are not received, the persons
named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the
Meeting, the following factors may be
considered: the nature of the Proposals that are the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. A shareholder vote may be taken for one of the Funds on one or more of the Proposals in this combined proxy statement prior to any adjournment if sufficient votes have been received for approval. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Meeting of the Fund for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a ``non-vote'' proxy, indicating a lack of authority to vote on a matter, then the shares covered by such non-vote shall be deemed present at the Meeting for purposes of determining a quorum but shall not be deemed represented at the Meeting for purposes of calculating the vote with respect to such matter.

     To the best of the Company's
knowledge, as of March 1, 1996, the
following persons beneficially owned 5% or more of the outstanding shares of the fund mentioned:

Bond Fund:     Mr. Frank Bonna, 162 East
Woodcrest Drive, Melrose, MA 02176
               31,978.817 Shares  (55.6%)
          Mr. Cono Borrelli, 215 South
          Shore Drive, Newnan, GA  30263
               15,006.319 Shares (26.07%)
          Mr. Al Speckman, 150 Garland Rd,
          Rye, NH  03870
               3,751.578 Shares (6.52%)
Sea Fund: Mr. Cono Borrelli, 215 South
Shore Drive, Newnan, GA  30263
               45,286.380 Shares (63.2%)
          Mr. L. Conover, 9 Liberty
     Circle, Shamong, NJ  08088
               14,322.907 Shares (19.9%)
          Mr. John T. Names, 7933 Ranch
     River Drive, Elverta, CA 95626
               4,935.978 Shares (6.9%)


                     PROPOSAL 1

             APPROVAL OF NEW INVESTMENT
          MANAGEMENT AGREEMENTS BETWEEN THE
       FUNDS AND MORRIS ASSET MANAGEMENT, INC.


Background

Information Concerning the Acquisition

     The Board has approved the principal
terms of an acquisition of the right to
manage the Funds by Morris Asset
Management, Inc. ("MAM") (the
"Acquisition") whereby MAM will become the investment adviser to each of the Funds.
The Funds had combined assets of
approximately $1.2 million as of March 1, 1996.

     From May 1995 through November 1995,
HAI and Charles Dyer, and MAM and Gerald
Morris, conducted negotiations for MAM to become the new investment adviser for the Funds. As of mid-November, 1995, negotiations were completed subject to approval of the Funds, board and shareholders and Charles Dyer and Gerald
Morris entered into an conditional
Agreement on behalf of HAI and MAM
providing an arrangement under which MAM would become the new investment adviser to the Funds. It is anticipated that the sale of shares of the Funds will be recommenced once the new investment advisory and distribution arrangements have been finalized and a registration statement has become effective with the Securities and Exchange Commission to reflect the new arrangements, assuming shareholder approval and satisfaction of other conditions.

     The performance of the Agreement
requires that shareholders of each Fund
approve a new investment advisory
agreement with MAM. Shareholders are also being asked to approve a new distribution agreement with Forum Financial and the approval of a Rule 12b-1 Distribution Plan
("Rule 12b-1 Plan").

     In light of MAM's evaluation of the
performance of the Funds since their
inception, MAM determined that it would be in the best interests of the Funds to continue to utilize Charles Dyer as their portfolio manager. Within the framework of the new investment advisory agreement, MAM would exercise supervisory authority over the day-to-day investment advice and portfolio management. If in the future
Mr. Dyer's services are terminated for any reason, MAM would then commence providing all investment management functions through other employees.

     All expenses of the Funds in
connection with the Special Meeting of
Shareholders pursuant to which these
approvals are be solicited are to be paid by the parties to the agreement.

     The Agreement calls for MAM to issue
to Charles G. Dyer a one-third stock
ownership interest in MAM.  It further
provides that MAM will raise $350,000
through the issuance of additional common stock diluting the aggregate interest of the existing shareholders (including
Charles G. Dyer) by no more than 15%. Of the $350,000 to be raised by MAM, $50,000 is to remain as MAM's working capital and $300,000 is to be held for the purpose of paying and satisfying expenses and liabilities of the .

     Assuming shareholder approval of the
Proposals set forth in this Proxy
Statement, MAM will pay approximately
$20,000 (to be used to cover expenses
incurred in completing financial
statements and obtaining a fidelity bond) and upon the renewal of the Fund's registration (and ability to sell shares to new investors) MAM will pay an additional amount which, together with the auditing and Fidelity bond expenses, will total up to $75,000 towards Fund expenses and liabilities. Additional amounts of up to $225,000 will be paid towards the satisfaction of any remaining Fund expenses and liabilities; such additional amounts may be paid on an ongoing basis from one-half of the revenues earned by MAM in managing the Funds.

     The Agreement further provides that
Gerald Morris and Charles Dyer will
participate on a committee to determine
the payees and amounts to be paid with
respect to all payments to be made of the Funds paid by MAM. For accounting purposes, all obligations will be treated and booked as liabilities and determinations regarding payments to be made in satisfaction of the various claims against, or liabilities of, the Funds are to be made in accordance with the following priorities:

     (i) expenses of the Funds accrued for
     services provided by, or other
     liabilities of the Funds to,
     unaffiliated third parties (persons
     or entities who are not "Hawthorne
     Affiliates," as defined below).
     These expenses or liabilities will be
     prioritized in accordance with how
     recently they were accrued, i.e.,
     expenses for services recently
     performed by the Funds' auditors
     shall have priority over any
     liability for the costs of audits
     performed in previous fiscal years;
     then,

     (ii) expenses or liabilities of the
     Funds for services performed by
     unaffiliated third parties which were
     previously satisfied by way of fee
     waivers or reimbursements to the
     Funds by HAI, Hawthorne Distributors
     Corp. ("HDC"), Charles G. Dyer, or
     any of their affiliates
     (collectively, "Hawthorne
     Affiliates"), in which case payments
     will be made directly to the
     appropriate Hawthorne Affiliate; then

     (iii) expenses or liabilities of the
     Funds accrued for services provided
     directly by Hawthorne Affiliates, in
     which case payments will be made
     directly to the appropriate Hawthorne
     Affiliate.

     As indicated below, no material
change is contemplated in the management of the Funds, and the management fee payable by each of the Funds will not change under each new management agreement. If the Acquisition is consummated, MAM plans to retain Charles
G. Dyer in his present role as the
portfolio manager of the Funds.

     In addition to the proposed new
advisory agreement, new distribution and administration agreements would be entered into with Forum Financial. The Board also approved a new Rule 12b-1 plan, and determined to recommend to shareholders that they approve the new management agreement and new Rule 12b-1 plan.

     The assets that are to be transferred
by HAI to MAM in the Acquisition (the
"Acquired Assets") would consist of
interest in, and claims and rights under, its investment advisory, selling, administration, lease and other agreements and contracts relating to the Funds or the management or operation thereof; rights and interests of HAI in the permits, approvals, licenses and registrations issued in connection with the businesses of HAI, to the extent transferable, and certain other intangible property; the books and records of HAI related to the management or operation of the Funds; and research and information (including data and software) related to the management or operation of the Funds.

       The consummation of the Acquisition
by MAM is subject to the fulfillment of
certain conditions, including  the
approval by the shareholders of the Funds of the new management agreements, the election of Gerald Morris (and other nominees acceptable to MAM and named in this proxy statement) to the Board, and the adoption by the Board of resolutions which require at least 75% of the Board to be comprised of persons who are not interested persons of HAI or MAM for at least 3 years following the Acquisition, consistent with the requirements of
Section 15(f) of the 1940 Act.

     HAI and MAM have informed the Company
that they propose to comply with Section
15(f) of the 1940 Act.  Section 15(f)
provides a non-exclusive safe harbor for an investment adviser or any of its affiliated persons to receive any amount or benefit in connection with a change in control of the investment adviser as long as two conditions are met. First, for a period of three years after the transaction, at least 75% of the board members for the investment company must not be "interested persons" of the successor or predecessor investment adviser. Second, an "unfair burden" must not be imposed on the investment company as a result of such transaction or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" is defined in Section
15(f) to include any arrangement during
the two-year period after the transaction whereby the investment adviser (or predecessor or successor investment adviser), or any interested person of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for such investment company).
HAI and MAM are not aware of any express or implied term, condition, arrangement or understanding which would impose an
"unfair burden" on the Funds as a result of the Acquisition. HAI and MAM and their respective affiliates will take no action that would have the effect of imposing an "unfair burden" on a Fund as a result of the Acquisition.


Information Pertaining to HAI

     HAI was incorporated in 1985 and has
served as investment manager to the Funds since their commencement of operations in 1990 & 1991. HAI also acts as the investment manager to private advisory accounts, including pension accounts. HAI is owned by Charles G. Dyer, who also owns
HDC.  The address of HAI and HDC is One
Lewis Wharf, Boston, Massachusetts 02110.

     The names and principal occupations
of the principal executive officer and the directors of HAI are set forth below. The address of all the individuals listed is that of HAI.


Name                Principal Occupations
For the Last 5Years

Charles G. Dyer
Chief Investment Officer & CEO.

Gib Dyer                      Vice
President, Operations.

     Hawthorne Associates, Inc. has agreed
to pay excess sums on account of several accounts payable to professionals incurred in the ordinary course of business of the Funds which due to the Funds small size could not be borne by the Funds. A letter dated July 17, 1995 was addressed to the Hawthorne Investment Trust from the
Securities and Exchange Commission, which detailed those items which were currently deficient in regard to the two Funds.
This letter has been responded to
appropriately and most of the deficiencies have been addressed and corrected to the Funds present capabilities.

     Hawthorne Associates, Inc. has been
subject to litigation in the ordinary
course of its business and is confident
that the same will be settled to the
mutual satisfaction of the parties
involved.

Existing and New Investment Management
Agreements

     Certain investment management
services are currently provided to each
Fund by HAI pursuant to an investment
management agreement (the "Management
Agreements").  Pursuant to each Management
Agreement, HAI furnishes the Fund with
investment advice and investment
recommendations as to the purchase and
sale of portfolio securities, and in
general manages each Fund's investments
subject to the ultimate supervision and
direction of the Board.

     Pursuant to the Management Agreement,
for furnishing each Fund with investment advice and investment management and administrative services with respect to a Fund's assets, including making specific recommendations as to the purchase and sale of portfolio securities, furnishing requisite office space and personnel, and in general superintending and managing each Fund's investments subject to the ultimate supervision and direction of the Board, HAI is paid monthly a fee as set forth below:

                        Bond               Sea
                        Fund               Fund
        Present         0.50%              0.725
        Management Fee                     %
        (as a % of
        Total Assets)
        Proposed        0.50%              0.725
        Management Fee                     %
        (as a % of
        Total Assets)
        Other Expenses
        (with expense
        limitations):
           Custodian    0.35%              0.35%
        and
        Transfer
        Agency Fees
        and Expenses
        Amortization    0.05%              0.20%
        of Deferred
        Expense
        Other Fees and  0.05%              0.15%
        Expenses
        Present 12b-1   0.00%              0.00%
        Expenses
        Proposed 12b-1  0.25%              0.25%
        Expenses (per
        annum of
        average daily
        net assets)
        Total           1.675%             1.20%
        Operating
        Expenses

Example:
     You would pay the following expenses
on a $1,000 investment assuming (1) 5%
annual return and (2) redemption at the
end of each time period:

                    One Year  Three Years
Five Years     Ten Years
     Sea Fund       $15       $46
$78       $172
     Bond Fund      $10       $31
$54       $120


HAI has agreed to reduce its aggregate
fees for any fiscal year, or reimburse a Fund, to the extent required so that a Fund's expenses do not exceed the expense limitations applicable to such Fund under its Management Agreement and/or the securities laws or regulations of those states or jurisdictions in which such Fund's shares are registered or qualified for sale.

     The new management agreements ("New
Management Agreements") between the Funds and MAM are similar in all material respects to the existing Management
Agreement, except for the identity of the Funds' manager and the dates of their execution, effectiveness and termination.
A form of the New Management Agreement is included in this proxy statement as Exhibit B.

     For each Fund, the New Management
Agreement will remain in effect for an
initial period of two years and may
continue thereafter from year to year if
specifically approved at least annually
by:  (i) the vote of a majority of the
Board Members of each Fund who are not
parties to the New Management Agreement or
"interested persons" of any such party,
cast in person at a meeting called for
that purpose; or (ii) a majority of the
outstanding voting securities of the
Funds, within the meaning of the 1940's
Act.  Each New Management Agreement may be
terminated by either party at any time
without penalty upon 60 days' notice, and
will automatically terminate in the event
of its assignment.  Termination will not
affect the right of MAM to receive
payments on any unpaid balance of the
compensation earned prior to termination.
MAM may from time to time voluntarily
waive a portion of its management fee.

Deliberations by the Board

     (i)  New Management Agreements

     On November 30, 1995, the Board
approved the New Management Agreements,
subject to shareholder approval.

     In determining to recommend approval
of the New Management Agreements to the
shareholders, the Board members inquired into a number of matters and considered the following factors, among others:

     (1)  HAI's desire to reduce the
     extent and scope of its investment
     company business and to limit
     additional cost overruns.

     (2)  Gerald Morris' commitment to the
     development and expansion of an
     investment company business under
     MAM, and the potential capabilities
     and resources of MAM.

     (3)  The intention of MAM to employ
     Charles Dyer and Gib Dyer, the
     present portfolio management
     personnel of HAI, and its expectation
     that those persons will continue to
     render substantially the same
     portfolio management services with
     regard to the Funds as they are
     currently rendering.

     (4)  The fact that the management
     fees and management services to be
     performed under the New Management
     Agreements would likely be the same
     or an improvement over those under
     the existing Management Agreements,
     and that terms of the agreements are
     similar in all material respects,
     except for the identity of the
     investment adviser, the dates of
     their execution, and effectiveness
     and termination.

     (5)  The possibility that having
     Forum Financial act as the
     distributor of the Funds would
     increase the assets and economies of
     scale of the Funds.

     As a result of their considerations,
the Board determined that the New
Management Agreements would be in the best interests of the Funds and their shareholders. The Board also determined that the New Management Agreements would not "result in any unfair burden" to the Funds within the meaning of the 1940 Act.
Accordingly, the Board unanimously
approved the New Management Agreements and voted to recommend them to shareholders for approval.

     (ii) New Administration Agreement

     In anticipation of the Acquisition,
the Board approved a new administration
agreement with Forum Financial, to take
effect if Proposal 1 is approved by
shareholders and upon consummation of the Acquisition. The new administration agreement would provide for Forum
Financial to act as administrator for the Funds. See Fund Exhibit B. No shareholder approval of the new administration agreement is being sought in this proxy statement.

Morris Asset Management, Inc. and its
Principal Executive Officer

     MAM was organized as a Delaware
corporation on July 18, 1995. MAM has no operating history as an investment manager, although its chief executive officer has substantial experience serving on the boards of trustees/directors of mutual funds. However, MAM has stated that it intends to employ the investment management personnel related to the Funds currently employed by HAI. Such persons have extensive experience in managing mutual funds and providing investment advisory services to pension plans and other clients.

     The names and principal occupations
of the principal executive officer and
initial director of MAM are set forth
below.


Principal Occupations
Name, Age & Address Position with MAM
for the last 5 Years

Gerald E. Morris, 63             Chairman
                                      of
                                      the
                                      Boa
                                      rd
                                      and
                                      Chi
                                      ef
                                      Int
                                      ali
                                      te
                                      Int
                                      ern
                                      ati
                                      ona
                                      l
437 Madison Avenue  Executive Officer.
N.V.; from 1987 to 1995,             39th
Floor
Independent Trustee of the
New York, NY  10022
Blanchard Group of Funds;

Dir
                                      ect
                                      or
                                      of
                                      Bea
                                      con
                                      Tru
                                      st

Com
                                      pan
                                      y.



Required Vote

     In order to approve Proposal 1, the
affirmative vote of a "majority of the
outstanding voting securities", as defined by the 1940 Act, of a Fund is required.
The Board's recommendation is made because the present size of the Funds hinders the ability for growth in net assets and net asset value, and the acceptance of Morris
Asset Management, Inc. and the investment of the corresponding described above will advance the interest of the shareholders in terms of information distribution, regulatory compliance, attraction of additional investment and shareholders, and an increase in net asset value. The
Board unanimously recommends that
shareholders vote FOR the approval of the New Investment Management Agreements between the Funds and MAM.



                     PROPOSAL 2

         ELECTION OF BOARD MEMBERS TO SERVE
               IF SHAREHOLDERS APPROVE
         THE PROPOSED INVESTMENT MANAGEMENT
                      AGREEMENT
      AND UPON CONSUMMATION OF THE ACQUISITION


Nominees for Election to the Board

     The Board will consist of four
members. It is proposed that shareholders elect as Board members the individuals
(the "Nominees") listed below, each to
serve until his or her successor is duly elected and qualified. The term of office of the persons elected to serve as Board members of the Funds will commence on the date of the resignations of current Board members, which are expected to occur on the date of the closing of the Acquisition. Biographical information about the Nominees and other relevant information is set forth below. Each
Nominee has consented to being named in
this proxy statement and has agreed to
serve as a Board Member if elected.  The
Board reserves the right to substitute
another person or persons of their choice as nominee or nominees if a Nominee is unable to serve as a Board Member at the time of the Meeting for any reason; any such additional nominee(s) will be persons designated by Gerald Morris. Nothing, however, currently indicates that such a situation will arise.

Nominee                Age    Principal
Occupations                Year First
Became
of Last Five Years           a Board
Member
Harold Schroeder,   60                       From 1960 to
present, Joseph                 Board Member Joseph J. Blake &
Assoc., Inc.    J. Blake and Assoc. Banking            since
1995     2121 San Jacinto, Suite 1570        Condemnation,
Nationwide Appraisal
Dallas, TX 75205        Southwest regional
manager, Principal of the company.

Ellyn Brown         Dec. 1994 to present,
Partner, Dukes          Nominee                    3801
Canterbury Road     Evans Rozner Brown & Stierhoff,
Suite 1009          Annapolis, MD. Adjunct
Faculty
Baltimore, MD 21218     Member, University
of Maryland
                    School of Law. Sept.
1992 - Jan. 1993
                    Interim Executive
Director, North
                    American Securities
Administrators
                    Association. July 1987
- Sept. 1992.
                    Securities
Commissioner for the
                    State of Maryland.

Gerald Morris,  63                           From 1968 to
present,                                          Nominee
437 Madison Avenue                          Chairman & Chief
Executive
39th Floor                                   Officer, Intalite
International,
New York, NY  10022                         N.V.: from 1987 to
1985,
                                             Independent Trustee
of the
                                             Blanchard Group of
Funds;
                                             Director of Beacon
Trust
                                             Company.

Leigh A. Wilson,    51    From 1989 to
present,                                          Nominee
Glenleigh International   Chairman and
Chief
Ltd.                Executive Officer,
Glenleigh
53 Sylvan Road North      International
Limited; from
Westport, CT  06880     1984 to 1989,
Chief
                    Executive Officer,
Paribas
                    North America and
Paribas
                    Corporation; Trustee
of The
                    Victory Portfolios,
The Victory
                    Funds and the Spears,
Benzak
                    Salomon and Farrell
Funds.


It is anticipated that upon consummation of the Acquisition, Louis Transou and Charles Dyer will resign as trustees and will be replaced by Gerald Morris, Leigh
Wilson, and Ellyn Brown, whose
qualifications are described above.

Committees of the Board

     Presently there are no committees set
for the Board.

Remuneration of Board Members and Officers

     Commencing upon the Acquisition of
the Funds, each Fund will pay each
"disinterested" Board member the Fund's
pro rata share of: (i) an annual retainer of $1,000; (ii) $500.00 per quarterly and special Board meeting; (iii) $500.00 per committee meeting; and (iv) $250.00 per special telephonic meeting. The pro rata share paid by the Acquired Fund will be based upon the Fund's average net assets for the previous quarter as a percentage of the average net assets of both Funds.
For each Fund's most recent fiscal year
there were no board meetings held, and no remuneration was paid to the Board members.


Executive Officers of the Funds

     The following person currently is the
principal executive officer of the Funds:

                         Principal
     Occupations
     Name      Age       For the Last Five
     Years
     Charles G. Dyer          58
     Chief Investment Officer
     and CEO, Hawthorne Associates, Inc.


Required Vote

    A majority of the votes cast at each
Fund's Meeting, assuming a quorum is
present, is required for the election of the Board members. The Board's recommendation of the above slate of directors is made in view of the 1940
Act's requirements as to disinterested
Trustees, and the proposed Trustees
represent a selection of individuals with exemplary experience and background in the area of mutual fund investment and management available to the shareholders.
The Board unanimously recommends that
shareholders vote FOR the above slate of Nominees. If the Acquisition described in Proposal 1 of this proxy statement is not consummated with respect to both Funds, Proposal 2 will not be implemented, even if the shareholder vote necessary to adopt it is received.



                     PROPOSAL 3

          RATIFICATION OF THE SELECTION OF
           INDEPENDENT PUBLIC ACCOUNTANTS

    The Board, including a majority of the
Board members who are not "interested
persons" of the Funds as defined by the
1940 Act, have selected the firm of
Anchin, Block & Anchin LLP to serve as
independent public accountants of the
Funds for the fiscal year ending October
31, 1996, subject to the right of each
Fund to terminate such employment
immediately without penalty by vote of a majority of the outstanding voting securities of a Fund at any meeting called for such purpose. The Board's selection is submitted to the shareholders for ratification.

    Services were performed by Bruce E.
Lavigne, CPA during the most recent years including an audit of the financial statements of the Funds and services related to filings with the Securities and Exchange Commission. Prior to that such services were provided by Coopers &
Lybrand.  There were no disputes with
previous auditors, vis. Coopers & Lybrand, and the change was necessary due to the reduced size of the Funds. Anchin, Block
& Anchin LLP has informed the Funds that neither Anchin, Block & Anchin LLP nor any of its partners has any direct or indirect financial interest in the Funds except as auditors and independent public accountants. Representatives of Anchin,
Block & Anchin LLP are not expected to be present at the Meeting but have been given the opportunity to make a statement if they so desire, and will be available should any matter arise that requires their participation.

Required Vote

    In order to approve Proposal 3 and
thereby ratify the selection of
independent public accountants, a vote of a majority of the shares represented in person or by proxy at the meeting, assuming a quorum is present, is required.
The Board's recommendation is made because the proposed accountants maintain offices and support staffing with the necessary capacity to address and fulfill the Boards anticipated increase in fund accounting work, and because the recommended have demonstrated an exemplary track record in the field of mutual fund accounting. The
Board unanimously recommends that
shareholders vote FOR the ratification of the selection of Anchin, Block & Anchin
LLP as independent public accountants for the fiscal year ending October 31, 1996.



                     PROPOSAL 4

             APPROVAL OF RULE 12b-1 PLAN

Introduction

    Rule 12b-1 (the "Rule"), adopted by
the SEC under the 1940 Act, provides,
among other things, that an investment
company may bear expenses of distributing its shares only pursuant to a plan (a
"Rule 12b-1 Plan") adopted in accordance with the Rule.

    It is proposed that, effective upon
the consummation of the Acquisition, a new
Rule 12b-1 Plans for the Funds be approved as described below. A form of the new
Rule 12b-1 Plan applicable to each Fund is attached as Exhibit C.

    Shareholders should review Exhibit C
and the section below that describes the Rule 12b-1 Plan.


Proposed Rule 12b-1 Plans

    It is proposed that each Fund adopt a
Rule 12b-1 Plan under which the Fund will pay up to a maximum of 0.25% per annum of its average daily net assets for expenses incurred in the distribution of the Fund's shares (the "Plan").

    Pursuant to the Plan, Forum Financial
would be entitled to reimbursement (up to the maximum of 0.25% per annum of average net assets of each Fund) for its actual expenses incurred in the distribution and promotion of a Fund's shares, including the printing of prospectuses and reports used for sales purposes, expenses for preparation and printing of sales literature and other related expenses, including any distribution or service fees paid to securities dealers or institutions who have executed a distribution or service agreement with Forum Financial.
Forum Financial may include as an expense a portion of its overhead, including out-of-pocket costs.

    The Plan is classified as a
"compensation" plan in which the annual
level of payments is fixed as a percentage of each Fund's average daily net assets.
Because there would be no requirement
under the plan that Forum Financial be
reimbursed for all its expenses or any
requirement that the Plan be continued
from year to year, this excess amount
would not constitute a liability of the
Fund. Any cumulative expenses incurred by Forum Financial but not recovered through distribution fees, may or may not be recovered through future distribution fees. If Forum Financial's actual distribution expenditures in a given year are less than the Rule 12b-1 payments it receives from the Fund for that year, and no effect is given to previously accumulated distribution expenditures in excess of the Rule 12b-1 payments borne by Forum Financial out of its own resources in other years, the difference could be viewed as "profit" to the Distributor for that year. The Chief Financial Officer of the Fund will report to the Board on a quarterly basis, and the Board will review, each quarter, the amounts expended under the Plan and the purposes for which expenditures were made.

    In the event the Plan is terminated in
accordance with its terms, the obligations of a Fund to make payments to Forum
Financial pursuant to the Plan cease and a Fund will not be required to make any payments for expenses in excess of amounts currently reimbursable for a Fund.

Action by the Board

    The Board, including a majority of the
trustees who are not "interested persons"
(as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the proposed Plan
("Qualified Trustees"), has adopted the
Plan subject to shareholder approval. At the meeting, shareholders of the respective Funds will be asked to ratify the Board's prior approval of the Plan.

    The Plan may be terminated as to
either Fund by the vote of a majority of the trustees who are not "interested persons" or by the vote of "a majority of the outstanding voting securities" (as defined under the 1940 Act) of that Fund.
The Plan will continue in effect so long as within each one-year period such continuance is specifically approved by the vote of a majority of the trustees
(which also must include a majority of the Qualified Trustees). If the Plan is terminated or not reviewed with respect to a Fund, it may continue in effect with respect to the other Fund as to which it has not been terminated or has been renewed.

    Any change in a Plan that would
materially increase the distribution costs to a Fund requires shareholder approval;
otherwise, the Plan may be amended by the Trustees.

    If the Plan is successful in
increasing the size of the Funds through advertising and other promotional expenditures, MAM will benefit by way of increased investment advisory fees due to the increase in the net assets of the Fund. Because all amounts of distribution fees paid pursuant to the Plan will be paid to Forum Financial and, through it, to its officers, directors and employees, such persons may be deemed to have a direct or indirect financial interest in the operation of the Plan.

    At the time that the Plan was approved
by the Board, the Trustee, in the exercise of their reasonable business judgment and in light of their fiduciary duties under Massachusetts law and the 1940 Act, determined based upon material requested and evaluated by them, that the Plan was reasonably likely to contribute to an increase in sales of the shares of the Funds. The Board determined that there is a reasonable likelihood that the Plan will benefit the Funds and shareholders by facilitating distribution of the Funds' shares to customers of broker-dealers and other persons, thereby achieving economies of scale resulting from a larger portfolio.

    In making its determination to adopt
the Plan, the Board considered general
trends in pricing structures for mutual
funds distributed through dealer networks and determined that the ability to compensate third party broker-dealers for promoting and selling Fund shares would likely increase sales, enhance the Fund's ability to maintain accounts and therefore improve asset retention. The Board also concluded that third party marketing efforts under the Plan, if successful, could increase the Fund's ability to maintain a stable level of net assets, which could in turn contribute to the stability of the Funds' portfolio positions and afford greater flexibility in pursuing the Funds' investment objectives. The Board, and in particular, the Qualified Trustees, recognized that they are able to influence the nature, manner and amount of expenditures under the plan by being able to review reports of the Forum Financial's distribution expenditures, and by being able to terminate the Plan and thereby end all obligations of the Fund to make payments thereunder, at any time.

    The Board also considered, among other
things, the following factors:  (i) the
need to consult independent counsel or
experts to assist them in reaching a
determination whether to adopt the Plan;
(ii) the nature of the problems or
circumstances that make implementation of the Plan necessary or appropriate; (iii) the causes of such problems or circumstances; (iv) the way in which the Plan would address these problems or circumstances and how it would be expected to resolve or alleviate them, including the nature and approximate amount of the expenditures, the relationship of such expenditures to the overall cost structure of the Fund, the nature of the anticipated benefits, and the time it would take for those benefits to be achieved; (v) the merits of possible alternative plans; (vi) the interrelationship between the Plan and the activities of any other person who finances distribution of the Fund's shares, including whether any payments to the Fund to any such other person are made in such a manner as to constitute the indirect financing distribution by the
Fund; (vii) the possible benefits of the Plan to any other person relative to those expected to inure to the Fund; and (viii) the effect of the Plan on the Fund's shareholders.

Distribution Contract

    A Distribution Contract (the
"Distribution Contract") between the Funds and Forum Financial has been adopted by the Board of Trustees. A copy of the Distribution Contract is attached as
Exhibit D.  Pursuant to the Distribution
Contract, Forum Financial will act as the principal distributor of the Funds' shares.

    Under the Distribution Contract, Forum
Financial will bear the cost of printing all sales literature and prospectuses required for its purposes. It would be entitled to apply payments it receives under the Plan towards these expenses.
The costs of printing the Funds' quarterly and annual reports to shareholders and maintaining a current prospectus, and related accounting and legal fees, would be paid by the Fund. The Fund bears the expenses of registering its shares with the Commission and the cost of qualifying and maintaining the qualification of its shares for sale under the securities laws of various states.

    The Distribution Contract may be
terminated at any time on 60 days' written notice, without the payment of any penalty, by the Distributor or by a "vote of the majority of the outstanding voting securities" (as defined under the 1940
Act) of the Fund or by the Fund acting
pursuant to a resolution of the Board.

    Payments reallocated by Forum
Financial for distribution assistance and shareholder services are subject to the terms and conditions of written agreements between the Distributor and each broker-dealer or other person providing such services. Such agreements must be in a form satisfactory to the Board. The
Distributor will receive and retain all
Rule 12b-1 distribution fees that are not reallocated to others.

Other Information

    Approval of the Plan will require the
"vote of the majority of the outstanding voting securities" of each Fund, as defined under the 1940 Act to mean the affirmative vote of the holders of (i) 67% or more of the outstanding shares of the shares present or represented at the Meeting, if the holders of more than 50% of the outstanding shares of the shares are present or represented by proxy, or
(ii) more than 50% of the outstanding
shares of the shares, whichever is less.

Required Vote

    In order to approve Proposal 4, the
affirmative vote of a "majority of the
outstanding voting securities", as defined by the 1940 Act of a Fund is required. The
Board's recommendation is made because the board anticipates that the 12b-1 plan will be successful in increasing the size of the Funds through advertising and other promotional expenditures. The Board unanimously recommends that shareholders vote FOR the approval of the new Rule 12b-
1 Plans. If the acquisition described in Proposal 1 of this proxy statement is not consummated with respect to a Fund, Proposal 4 will not be implemented with respect to that Fund, even if the shareholder vote necessary to adopt it is received.


ADDITIONAL INFORMATION

Shareholder Proposals

    The Funds need not hold annual
shareholder meetings, except as required by the 1940 Act or under applicable state law. Therefore, it is probable that no annual meeting of shareholders will be held in 1996 or in subsequent years until so required. For those years in which annual meetings are held, the Funds intend to present for inclusion in the proxy materials with respect to the annual meeting of shareholders must be received at the Company's principal executive offices within a reasonable period of time before the proxy solicitation for that meeting is made, and must comply with all other legal requirements in order to be included in the Fund's proxy statement and form of proxy for that meeting.



By Order of the Board


Charles G. Dyer
Chairman

Boston, Massachusetts
March 26, 1996